UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2008

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IMPLANT SCIENCES CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Massachusetts ---------------------------------------	000-25839 ------------------------------------	04-2837126 ----------------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Audubon Road Wakefield, MA ---------------------------------------------------------------	01880 -------------------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(781) 246-0700
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Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTIORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 18, 2008, the Board of Directors approved the Employment Agreement (the “Agreement”) of Ms. Diane Ryan, our Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.  The Agreement, having an initial term of three years, provides for an annual base salary of $155,000, the issuance of 50,000 stock options to vest in equal installments of 33 1/3% commencing on the Commencement Date, on first anniversary and second anniversary of the Commencement Date, and an annual incentive bonus program.  In addition, under specific conditions, Ms. Ryan would be eligible for 12 months severance pay.  Ms. Ryan is also subject to certain non-compete and non-solicitation provisions.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Employment Agreement between Diane Ryan and Implant Sciences dated March 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 24, 2008	IMPLANT SCIENCES CORPORATION

                       By:  /s/ Phillip C. Thomas
              Phillip C. Thomas
               President and CEO